Exhibit 4.30

(Real Estate Mortgage)

PUGET SOUND ENERGY, INC.

TO

U.S. BANK NATIONAL ASSOCIATION,

Trustee

_______________

Eighty-Second Supplemental Indenture

Dated as of April 27, 2005

_______________

Relating to First Mortgage Bonds

_______________

Supplemental to Indenture dated as of

June 2, 1924, as supplemented and modified

_______________

(NOT PART OF INDENTURE)

THIS EIGHTY-SECOND SUPPLEMENTAL INDENTURE, made as of the 27th day of April, 2005, by and between Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and U.S. Bank National Association, a national banking association with a principal corporate trust office at 100 Wall Street, Suite 1600, in the city of New York and State of New York 10005 (successor to Old Colony Trust Company) (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from Puget Sound Power & Light Company, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: that

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-Five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3-1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-First Supplemental Indenture dated as of December 1, 1954, a Forty-Second Supplemental Indenture dated as of July 1, 1957, a Forty-Third Supplemental Indenture dated as of May 1, 1958, a Forty-Fourth Supplemental Indenture dated as of November l, 1959, and a Forty-Fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-Sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960, whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee the supplemental indentures set forth herein:

Supplemental Indenture	Dated as of
Forty-Seventh Supplemental Indenture	February 1, 1961
Forty-Eighth Supplemental Indenture	November 1, 1963
Forty-Ninth Supplemental Indenture	May 1, 1964
Fiftieth Supplemental Indenture	January 1, 1966
Fifty-First Supplemental Indenture	June 1, 1967
Fifty-Second Supplemental Indenture	February 1, 1969
Fifty-Third Supplemental Indenture	July 1, 1970
Fifty-Fourth Supplemental Indenture	October 1, 1972
Fifty-Fifth Supplemental Indenture	March 1, 1974
Fifty-Sixth Supplemental Indenture	November 1, 1974
Fifty-Seventh Supplemental Indenture	August 1, 1975
Fifty-Eighth Supplemental Indenture	October 1, 1976
Fifty-Ninth Supplemental Indenture	July 1, 1978
Sixtieth Supplemental Indenture	December 1, 1979
Sixty-First Supplemental Indenture	December 1, 1981
Sixty-Second Supplemental Indenture	July 1, 1984
Sixty-Third Supplemental Indenture	January 1, 1986
Sixty-Fourth Supplemental Indenture	April 1, 1986
Sixty-Fifth Supplemental Indenture	April 1, 1986
Sixty-Sixth Supplemental Indenture	August 1, 1986
Sixty-Seventh Supplemental Indenture	November 1, 1986
Sixty-Eighth Supplemental Indenture	September 1, 1987
Sixty-Ninth Supplemental Indenture	February 1, 1990
Seventieth Supplemental Indenture	October 1, 1990
Seventy-First Supplemental Indenture	May 1, 1991
Seventy-Second Supplemental Indenture	August 1, 1991
Seventy-Third Supplemental Indenture	March 1, 1992
Seventy-Fourth Supplemental Indenture	October 1, 1992
Seventy-Fifth Supplemental Indenture	April 1, 1993
Seventy-Sixth Supplemental Indenture	December 1, 1997
Seventy-Seventh Supplemental Indenture	March 1, 1999
Seventy-Eight Supplemental Indenture	October 1, 2000
Seventy-Ninth Supplemental Indenture	May 1, 2003
Eightieth Supplemental Indenture	April 30, 2004
Eighty-First Supplemental Indenture	March 1, 2005

all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and canceled or payment duly and irrevocably provided for, except for the series set forth herein:

Principal Amount of Bonds	Series
Twenty-Five Million Dollars ($25,000,000)	Secured Medium-Term Notes, Series A due November 30, 2006
One Hundred Million Dollars ($100,000,000)	Secured Medium-Term Notes, Series A due February 1, 2007
Forty-Six Million Dollars ($46,000,000)	Secured Medium-Term Notes, Series A due June 19, 2006
Fifty Million Dollars ($50,000,000)	Secured Medium-Term Notes, Series B due December 10, 2004
Three Million Dollars ($3,000,000)	Secured Medium-Term Notes, Series B due December 1, 2003
Eleven Million Dollars ($11,000,000)	Secured Medium-Term Notes, Series B due December 2, 2003
Thirty Million Dollars ($30,000,000)	Secured Medium-Term Notes, Series B due May 27, 2004
Fifty-Five Million Dollars ($55,000,000)	Secured Medium-Term Notes, Series B due February 1, 2024
Three Hundred Million Dollars ($300,000,000)	First Mortgage Bonds, Pledged Series A due December 1, 2027
Two Hundred Million Dollars ($200,000,000)	First Mortgage Bonds, Pledged Series A due June 15, 2018
One Hundred Million Dollars ($100,000,000)	First Mortgage Bonds, Pledged Series B due March 9, 2029
One Hundred Fifty Million Dollars ($150,000,000)	First Mortgage Bonds, Pledged Series B due March 9, 2029
Two Hundred Twenty-Five Million Dollars ($225,000,000)	First Mortgage Bonds, Pledged Series B due February 22, 2010
Twenty-Five Million Dollars ($25,000,000)	First Mortgage Bonds, Pledged Series B due September 8, 2008
Two Hundred Sixty Million Dollars ($260,000,000)	First Mortgage Bonds, Pledged Series C, due February 1, 2011
Forty Million Dollars ($40,000,000)	First Mortgage Bond, Pledged Series C due January 16, 2004
One Hundred Thirty-Eight Million Four Hundred Sixty Thousand Dollars ($138,460,000)	5% First Mortgage Bonds, Pledged Series C due March 1, 2031
Twenty-Three Million Four Hundred Thousand Dollars ($23,400,000)	5.10% First Mortgage Bonds, Pledged Series C due March 1, 2031

which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, effective as of the opening of business on January 4, 1971, The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and

WHEREAS, effective as of October 2, 1995, State Street Bank and Trust Company succeeded The First National Bank of Boston as Trustee under the Indenture; and

WHEREAS, effective as of February 15, 2003, U.S. Bank National Association succeeded State Street Bank and Trust Company as Trustee under the Indenture; and

WHEREAS, the Company has entered into an Indenture (the “Debenture Indenture”) dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust Company) as trustee (in such capacity, the “Debenture Indenture Trustee”) pursuant to which the Company proposes to issue from time to time its Senior Notes (the “Senior Notes”) and the Company has agreed to make certain payments to the Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and

WHEREAS, the Company desires to execute and deliver this Eighty-Second Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Original Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture.

NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto U.S. Bank National Association, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

List of Real Estate in the State of Washington Acquired by
Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically
Described in Any Prior Supplemental Indenture**
 Puget Sound Energy, Inc.

KING COUNTY

Section:	25
Township:	21 North
Range:	04 East, W.M.
Description:
The parcel of land identified as the “Substation Parcel” in City of Algona Boundary Line Adjustment No. LO-64, recorded in the records of King County, Washington under Recording No. 20040823900001, more particularly described as follows:

All that portion of the Southwest Quarter of Section 25, Township 21 North, Range 4 East, Willamette Meridian, in King County, Washington more particularly described as follows:

Commencing at the West quarter corner of said Section 25;
Thence South 89°11'23" East along the North line of said Southwest quarter a distance of 1007.83 feet;
Thence South 00°48'37" West 30.00 feet to the South margin of 1st Avenue North and the Point of Beginning;
Thence South 89°11'23" East along said South margin 291.56 feet;
Thence South 00°57'29" West 150.86 feet;
Thence North 89°11'23" West 199.20 feet;
Thence South 89°16'33" West 58.29 feet;
Thence North 00°57'29" East 137.42 feet;
Thence North 89°11'23" West 34.05 feet;
Thence North 00°48'37" East 15.00 feet to the South margin of 1st Avenue North and the Point of Beginning.
______________________________
**All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian.

Exceptions to Title:

1. General Property Taxes and Service Charges, as follows, together with interest, penalty and statutory foreclosure costs, if any, after delinquency: (1st half delinquent on May 1; 2nd half delinquent on November 1)
Tax Account No.:             2521049024
Year          Billed         Paid             Balance
     2004                                   $12,532.72                            $6,266.36                              $6,266.36

2. Easement and the terms and conditions thereof:
Grantee:                       Puget Sound Power and Light  Company, a Washington  Corporation
        Purpose:                                                       Electric transmission and/or distribution substation and one or more electric transmission and/or distribution lines
Area Affected:                                                             Said premises and other property
Recorded:                    October 8, 1990
        Recording No.:                                                             9010080184

2. Ordinance and the terms and conditions thereof:
Recorded:                      March 29, 1990
Recording No.:                   9003291077
Regarding:                     Rezoning

3. All Covenants, Conditions, Restrictions, Reservations, Easements or Other Servitudes, if any, disclosed by the City Of Algona Boundary Line Adjustment No. 10-61 recorded under Recording No. 20020911900010.

Rights or benefits, if any, which may be disclosed by the recorded document(s) above affecting land outside the boundary described in Schedule A.

4. All Covenants, Conditions, Restrictions, Reservations, Easements or Other Servitudes, if any, disclosed by Boundary Line Adjustment recorded under Recording No. 20040823900001.

5. Covenants, Conditions and Restrictions imposed by instrument recorded on September 2, 2002, under Recording No. 20020920001614.

6. Covenants, Conditions and Restrictions imposed by instrument recorded on April 9, 2003, under Recording No. 20030409002418.

7. Agreement and the terms and conditions thereof:
Recorded:             September 20, 2002
Recording No.:                    20020920001615
        Regarding:                                                        Drainage Agreement

8. Unrecorded leaseholds, if any; rights of vendors and holders of security interests on personal property installed upon the land; and rights of tenants to remove trade fixtures at the expiration of the term.

9. Easement and the terms and conditions thereof:
Grantee:                                                             The Boeing Company, a Delaware  Corporation
        Purpose:                                                            Access to and use of light poles, manholes, storm water sewer line
Area Affected:                A portion of said premises
      Recorded:                                             September 16, 2004
Recording No.:                20040916001348

10. Terms, Covenants and Conditions relating to easement appurtenant to said premises and located on adjoining property, Recording No. 20040916003149

Deed From:	The Boeing Company, a Delaware Corporation
Deed Records Auditors File No.	20040916001347
Assessor’s Tax Parcel ID#	252104-9024

PIERCE COUNTY

Section:	36
Township:	19 North
Range:	03 East, W.M.
Description:
An undivided 49.85% interest as tenant in common as to the fee simple estate in Parcel A; and an undivided 49.85% interest as tenant in common in existing improvements installed within the easement areas more particularly described as Parcels B, C, D, E, and F and the franchise described as Parcel H, together with non-exclusive rights under the easements described as Parcels B, C, D, E, F, K and L, and the franchise described as parcel h; and an undivided 23.50% interest as tenant in common in existing fuel pipeline lateral installed within the easement area more particularly described as Parcel J, together with non-exclusive rights under easement described as Parcel J;

An undivided 49.85% interest as tenant in common in non-exclusive easement for private road and utility easement and non-exclusive private sanitary sewer and water easement appurtenant to Parcel A as created under Pierce County Short Plat No. 200404155008 and described in Parcel K;

An undivided 49.85% interest as tenant in common in easements granted for the benefit of Parcel A under reciprocal easements agreement recorded under Pierce County Recording No. 200404290031 described in Parcel L.

Parcel A:

Lot 1 of Pierce County Short Plat Number 200404155008, according to map thereof recorded April 15, 2004, in Pierce County, Washington.

Parcel B:

A Non-Exclusive Easement as granted by instrument recorded under Pierce County Recording Number 9407080167 to operate and maintain a utility corridor, together with the rights of ingress and egress thereto, under or upon/over those portions of the Southeast Quarter of Section 36, Township 19 North, Range 3 East of the Willamette Meridian, described as follows:

That portion of said Southeast Quarter lying 30 feet Easterly, when measured at right angles, of the following described line:

Commencing at the South Quarter corner of said Section 36;

Thence South 89°46'55" East along the South line of said Southeast Quarter of said Section 36, a distance of 1,398.01 feet to the proposed centerline of 50th Avenue East;

Thence North 00°13'05" East along said proposed centerline a distance of 30.00 feet to the North margin of 192nd Street East and the True Point of Beginning;

Thence continuing North 00°13'05" East along said proposed centerline, a distance of 1,203.17 feet to a point hereinafter referred to as Point "A" and the terminus of this line description;

Together with that portion of said Southeast Quarter being a 60 foot wide non-exclusive utilities easement lying 30 feet on each side of the following described centerline:

Beginning at the hereinabove described Point "A", said point being the beginning of a curve concave to the West having a radius of 650.00 feet (the radius center bears North 89°46'55" West);

Thence Northerly 100.00 feet along said curve through a central angle of 08°48'53", to a point hereinafter referred to as Point "B" and the terminus of this centerline description;

And together with that portion of said Southeast Quarter lying 30 feet Westerly, when measured at right angles, of the following described line:

Beginning at the hereinabove described Point "B", said point being a point on a curve concave to the West having a radius of 650.00 feet (the radius center bears South 81°24'12" West);

Thence Northerly 63.12 feet along said curve through a central angle of 05°33'49";

Thence North 14°09'37" West a distance of 181.95 feet to the beginning of a curve concave to the East having a radius of 650.00 feet;

Thence Northerly 158.25 feet along said curve through a central angle of 13°56'59";

Thence North 00°12'38" West a distance of 924.52 feet to the Northeast corner of the Northwest Quarter of said Southeast Quarter and the terminus of this line description.

Except any portion thereof lying within the existing margins of 184th Street East and 50th Avenue East.

Parcel C:

An Easement as granted by instrument recorded under Pierce County Recording Number 9305110110, to construct, maintain, operate, repair, replace and remove, in whole or in part, a 230 kv underground electric transmission line, together with the right and privilege to construct, maintain, operate, repair, replace and remove, in whole or in part, all necessary fixtures and appurtenances, under, on, over and across the following described property:

A strip of land 15 feet in width on, along and across a 100 foot strip of land in the Southwest Quarter of the Northeast Quarter, the Southeast Quarter of the Northwest Quarter, the Northeast Quarter of Southwest Quarter, and Government Lot 2 in Section 36, Township 19 North, Range 3 East of the Willamette Meridian, lying 7 and one half feet on each side of the following described line:

Commencing at the Southwest corner of Government Lot 2;

Thence Northerly along the West line of said Government Lot 2, North 00°04'32" East, 431.56 feet to the South right of way line of the Chehalis Western Railroad;

Thence Northeasterly along said South right of way line, North 76°15'40" East, 4.22 feet to the True Point of Beginning of said described line and the beginning of a non-tangent curve concave to the Southwest whose radius point bears South 59°22'54" West 60 feet;

Thence along the arc of said curve, 29.45 feet through a central angle of 28°07'14";

Thence North 58°44'20" West 70.70 feet to the beginning of a curve concave to the Southwest having a radius of 59.75 feet;

Thence along the arc of said curve 46.93 feet through a central angle of 45°00'00" to a point 7.50 feet South of, as measured at right angles to, the North right of way line of said Chehalis Western Railroad;

Thence Westerly and parallel with said North right of way line, South 76°15'40" West 840.21 feet to the beginning of a curve concave to Southeast having a radius of 3,507.70 feet;

Thence continuing Westerly and parallel with said North right of way line and along the arc of said curve 496.01 feet through a central angle of 08°06'07" to a point of compound curvature and the beginning of a curve concave to the Southeast having a radius of 2,498.25 feet;

Thence continuing Westerly and parallel with said North right of way line and along the arc of said curve 527.02 feet through a central angle of 12°05'13" to the beginning of a reverse curve concave to the North whose radius point bears North 33°55'35" West 60.00 feet;

Thence along the arc of said curve, 29.98 feet through a central angle of 28°37'41" to the North right of way line of said Chehalis Western Railroad and the end of said described line.

Parcel D:

An Easement as granted by instrument recorded under Pierce County Recording Number 9406160392, to construct, maintain, operate, inspect, repair, replace or remove an electric transmission line and appurtenances thereto, for the transportation of electricity, together with the rights of ingress and egress thereto, on, under, across and through the following described property:

A strip of land 5.00 feet in width in the Southwest Quarter of Section 36, Township 19 North, Range 3 East of the Willamette Meridian, in Pierce County, Washington, whose Southwesterly line lies 5.00 feet Southwesterly of, and parallel with, the following described line:

Commencing at the Southwest corner of Government Lot 2 of said Section 36;

Thence Northerly along the West line of said Government Lot 2, North 00°04'32" East, 431.56 feet to the South right of way line of the Chehalis Western Railroad;

Thence Northeasterly along said South right of way line, North 76°15'40" East, 4.22 feet to the beginning of a non-tangent curve concave to the Southwest whose radius point bears South 59°22'54" West 60 feet;

Thence along the arc of said curve, 29.45 feet through a central angle of 28°07'14";

Thence North 58°44'20" West 70.70 feet to the beginning of a curve concave to the Southwest having a radius of 59.75 feet;

Thence along the arc of said curve 46.93 feet through a central angle of 45°00'00" to a point 7.50 feet South of, as measured at right angles to, the North right of way line of said Chehalis Western Railroad;

Thence Westerly and parallel with said North right of way line, South 76°15'40" West 840.21 feet to the beginning of a curve concave to the Southeast having a radius of 3,507.70 feet;

Thence continuing Westerly and parallel with said North right of way line and along the arc of said curve 496.01 feet through a central angle of 08°06'07" to a point of compound curvature and the beginning of a curve concave to the Southeast having a radius of 2,498.25 feet;

Thence continuing Westerly and parallel with said North right of way line and along the arc of said curve 527.02 feet through a central angle of 12°05'13" to the beginning of a reverse curve concave to the North whose radius point bears North 33°55'35" West 60.00 feet;

Thence along the arc of said curve, 29.98 feet through a central angle of 28°37'41" to the North right of way line of said Chehalis Western Railroad and the South line of a parcel of land conveyed to the Olympic Pipeline Company by statutory warranty deed recorded under Auditor's Fee Number 2493256 and the true point of beginning of said described line and the beginning of a curve concave to the Northeast whose radius point bears North 05°17'54" West 60.00;

Thence along the arc of said curve 56.26 feet through a central angle of 53°43'20" to the West line of said Olympic Pipeline Company parcel and the end of said described line.

Parcel E:

A Non-Exclusive Easement as granted by instrument recorded under Pierce County Recording Number 9407080167 to operate and maintain a utility corridor, together with the rights of ingress and egress thereto, under or upon/over those portions of the Southeast Quarter of Section 36, Township 19 North, Range 3 East of the Willamette Meridian, described as follows:

A strip of land 30.00 feet in width in the Southwest and Northwest Quarters of Section 36, Township 19 North, Range 3 East of the Willamette Meridian, in Pierce County, Washington, lying 15.00 on each side of the following described line:

Commencing at the Southwest corner of Government Lot 2 of said Section 36;

Thence Northerly along the West line of said Government Lot 2, North 00°04'32" East, 431.56 feet to the South right of way line of the Chehalis Western Railroad;

Thence Northeasterly along said South right of way line, North 76°15'40" East, 4.22 feet to the beginning of a non-tangent curve concave to the Southwest whose radius point bears South 59°22'54" West 60 feet;

Thence along the arc of said curve, 29.45 feet through a central angle of 28°07'14";

Thence North 58°44'20" West 70.70 feet to the beginning of a curve concave to the Southwest having a radius of 59.75 feet;

Thence along the arc of said curve 46.93 feet through a central angle of 45°00'00" to a point 7.50 feet South of, as measured at right angles to, the North right of way line of said Chehalis Western Railroad;

Thence Westerly and parallel with said North right of way line, South 76°15'40" West 840.21 feet to the beginning of a curve concave to Southeast having a radius of 3,507.70 feet;

Thence continuing Westerly and parallel with said North right of way line and along the arc of said curve 496.01 feet through a central angle of 08°06'07" to a point of compound curvature and the beginning of a curve concave to the Southeast having a radius of 2,498.25 feet;

Thence continuing Westerly and parallel with said North right of way line and along the arc of said curve 527.02 feet through a central angle of 12°05'13" to the beginning of a reverse curve concave to the North whose radius point bears North 33°55'35" West 60.00 feet;

Thence along the arc of said curve, 29.98 feet through a central angle of 28°37'41" to the North right of way line of said Chehalis Western Railroad and the South line of a parcel of land conveyed to the Olympic Pipeline Company by statutory warranty deed recorded under Auditor's Fee Number 2493256 and the beginning of a curve concave to the Northeast whose radius point bears North 05°17'54" West 60.00;

Thence along the arc of said curve 56.26 feet through a central angle of 53°43'20" to the West line of said Olympic Pipeline Company parcel and the true point of beginning of said described line and the beginning of a curve concave to the East whose radius point bears North 48°25'26" East 60.00 feet;

Thence along the arc of said curve 43.36 feet through a central angle of 41°24'35" to a point 15.00 feet West of, as measured at right angles, the West line of said Olympic Pipeline Company parcel;

Thence Northerly and parallel with said West line, North 00°09'59" West 547.45 feet to the North line of Parcel "B" as conveyed to the Port of Tacoma by statutory warranty deed recorded under Auditor's Fee Number 2261403 and the end of said described line.

Parcel F:

An Easement as granted by instrument recorded under Pierce County Recording Number 9407080167 for utilities, together with the rights of ingress and egress thereto through and over a parcel of land in the Southeast Quarter of Section 36, Township 19 North, Range 3 East of the Willamette Meridian, Pierce County, State of Washington, being more particularly described as follows:

Beginning at the Northwest corner of a parcel of land conveyed to Pierce County for right of way of 50th Avenue East by quit claim deed recorded under Recording Number 9307070957;

Thence Northerly and parallel with the center line of said right of way, North 00°13'05" East 693.16 feet to the Northeast corner of a parcel of land conveyed to Toray Composites Inc. by statutory warranty deed recorded under Recording Number 9210300678;

Thence Easterly along the North line of said Toray parcel extended, South 89°44'19" East 30.00 feet;

Thence South 00°13'05" West 693.14 feet to a point on the north line of said parcel of land conveyed to Pierce County for right of way of 50th Avenue East by quit claim deed recorded under Recording Number 9307070957 lying 30 feet easterly of the Point of Beginning;

Thence Westerly along said North line, North 89°46'55" West 30.00 feet to the Point of Beginning.

Parcel G:

Intentionally Deleted.

Parcel H:

A Non-Exclusive Franchise as created by Ordinance Numbers 94-1 and 95-136 and recorded under Pierce County Recording Numbers 9406060135 and 9605080126, for a term of twenty-five years beginning May 3, 1994, to construct, maintain and operate transmission and distribution lines for the transmission, distribution and sale of electrical energy, together with poles, wires, underground conduits and other appurtenances across, under, along and over 50th Avenue East in Section 36, Township 19 North, Range 3 East of the Willamette Meridian.

Parcel I:

Intentionally Deleted.

Parcel J:

An Easement as granted by instrument recorded under Pierce County Recording Number 9412130093 to locate, survey a route, construct, entrench, maintain, protect, inspect and operate a pipeline with appurtenances, together with the right of ingress and egress, over, under and through a strip of land 45 feet in width over that portion of Government Lot 4 of the Southeast Quarter of Section 36, Township 19 North, Range 3 East of the Willamette Meridian, being described as follows:

Commencing at the South Quarter corner of said Section 36;

Thence South 89°46'55" East along the South line of said Section 36, 428.05 feet;

Thence North 00°10'17" West 120.00 feet to the Southeast corner of Parcel No. 1 as described by real estate contract recorded under Pierce County Auditor's Fee No. 2962736;

Thence continuing North 00°10'17" West along the East line of said Parcel No. 1, a distance of 1206.67 feet to the North line of the Southwest Quarter of said Southeast Quarter of said Section 36;

Thence South 89°44'19" East along said North line, 896.10 feet to the Northwest corner of said Government Lot 4;

Thence South 89°44'19" East along the North line of said Government Lot 4, a distance of 45.90 feet to a point on a curve whose center bears South 81°36'35" West 620.00 feet, said point also being the True Point of Beginning;

Thence continuing South 89°44'19" East along said North line of said Government Lot 4, a distance of 1056.51 feet to the West margin of Canyon Road as dedicated per deed recorded under Auditor's Recording No. 8712290338, records of Pierce County, Washington;

Thence South 01°03'09" West along said West margin, 45.00 feet to the intersection with a line 45 feet South of, when measured perpendicular to the North line of said Government Lot 4;

Thence North 89°44'19" West along said parallel line, 1050.72 feet to a point on a curve to the left whose center bears South 85°47'48" West 620.00 feet;

Thence Northerly along said curve to the left through a central angle of 04°11'14" an arc distance of 45.31 feet to the North line of said Government Lot 4 and the True Point of Beginning;

Except the existing 75 foot gas easement as shown on survey recorded under Auditor's Recording No. 9206090529.

Parcel K:

A Non-Exclusive 28-foot wide Easement for private road and utility easement for the benefit of parcel a, and a Non-Exclusive 27-foot wide Easement for private sanitary sewer and water easement for the benefit of Parcel A created under Pierce County Short Plat No. 200404155008.

Parcel L:

Easements to be granted for the benefit of Parcel A under Reciprocal Easements Agreement recorded April 29, 2004, Recording Number 200404290031.

Situate in the County of Pierce, State of Washington.

Special Exceptions:

1. Agreement and the terms and conditions thereof:

    Between:            Pierce County
    And:                                            Port of Tacoma
    Recorded:                                    May 22, 1989
    Recording Number:                     8905220198
    Regarding:                                   Application of residential equivalent units obtained through local Improvement District 87-1
    Affects:                                      This and other property

2. Restrictions contained in Large Lot Division Number 9405310739, as follows:

The approval of this Large Lot Division is not a guarantee that future permits will be granted.

Public Works Notes:

1.    Access to Lots 1 through 4 will be reviewed at the time of commercial building permit application. Only commercial type building permits will be issued for these lots.  This deferral will require that any private roads shown on this large lot or on the commercial application meet the requirements of Ordinance 92-120 or the most recent version thereof.

2.            A comprehensive storm drainage plan for Lots 1 through 4 will be reviewed at the time of commercial building permit application.  Only commercial type building permits will be issued for these lots.

3.           Each lot owner and their successors shall be responsible for controlling the storm water runoff created by this development and, individually and collectively, responsible for maintaining the project's storm drain system.

4.        Priorto grading, filling, clearing, or creation of impervious surfaces, the owner/developer shall comply with the Pierce County Site Development Ordinance 90-132 or the most current version thereof.

5.    Building permits can be issued on all lots in this plat, however no final occupancy permits will be issued on Lots 1, 2, 3 and 4 until 50th Avenue Pierce East and 186th Street East has been constructed county and approved by Fire Marshall notes.

6.    The emergency vehicle access shall extend to within 150 feet of all portions of any exterior wall of the first story of the residential structure.

7.    Fire flow requirements shall be determined at the time of application for building permit.

Utility Department Notes:

 8.    All new development approved to utilize interim on-site sewage systems after the effective date of July 1, 1993, shall connect to a permanent sewage treatment and disposal system when that system becomes available, as defined by the appropriate agencies.

9.    This property has been assessed for sanitary sewers constructed under Utility Local Improvement District 87-1 based upon conditions prior to this subdivision.  All lot ownership shall be required to construct any additional facilities that may be required and to pay any additional fees per Ordinance 89-60 as amended from time to time prior to obtaining service.

10.           Guarantee of sewage treatment plant capacity is hereby approved only to the extent of the number of Residential Equivalents (R.E.) actually paid for in the sewer connection charges imposed as a condition of the approval of this plat.  The county does not guarantee the availability of any additional sewage treatment plant capacity for the real property described on the face of this plat.

11.        Each lot of this large plat shall be served by an individual side sewer stub unless otherwise approved by the director.

12.           Pierce County, its officers, employees, agents, successors, assigns and its contractors, are hereby granted a perpetual easement with right of immediate entry and continued access for the construction, improvement, maintenance and repair of storm drainage, water and sanitary sewer pipes, manholes and other utility strictures over, under, and across the easements and private roads shown on the face of the plat.

13.           The property owners shall be responsible for the repair and maintenance of the private sanitary sewer lines in joint usage  from the point where the joint usage occurs to the public mainline sewer hookup.  Cost of the maintenance and repair shall be shared equally by the owners.  The agreement to repair and maintain shown on this plat shall be a covenant running with the real property described herein and shall be binding on all subsequent heirs, executors, administrators, agents, and assigns.

14.    The cost of any repairs for the private sanitary sewer lines from the point where joint usage occurs to the parties respective real property improvements shall be the sole responsibility of each party and shall not be shared jointly.

15.           All service and repair to these sanitary sewer lines shall be made by a licensed and bonded sewer contractor in accordance with the latest adopted Pierce County Utilities Administrative Code.

16.    All parties hereto agree and understand that pierce county utilities has no responsibility for the repair and maintenance of said private sanitary system.

17.    The private sanitary sewer facilities serving this plat shall remain under the ownership of the property owners who will be responsible for their operation and maintenance.

18.    The owner or developer of this large lot plat will be required to submit sanitary sewer plans in accordance with pierce county sewer utility administrative code and pierce county standard plans, latest revision, and pay all applicable charges and fees to pierce county public works and utilities department, water resources section, for review and approval prior to issuance of any sewer service permits and building permits for any lots with in this large lot plat.

3.  Terms and provisions of underground electric power line easement:
  Grantee:         Tenaska Power Partners, L.P.
  Area Affected:       Parcel C
      Recorded:                May 11, 1993
  Recording Number:    9305110110

Assignment of said easement and the provisions thereof:

      Recorded:             November 17, 1993
      Recording Number:         9311170248
      Assignee:                    Tenaska Washington Partners II, L.P., a Washington limited partnership

4.          Terms and provisions of Electric Transmission Line Easement:
      Grantee:            Tenaska Power Partners, L.P.
      Area Affected:       Parcel D
      Recorded:             June 16, 1994
      Recording Number:    9406160382

Said instrument is a re-recording of instrument recorded under Recording Number 9304300948.

Assignment of said easement and the provisions thereof:

          Recorded:                      June 16, 1994
      Recording Number:         9406160383
          Assignee:                      Tenaska Washington Partners, L.P., a Washington limited partnership

Said instrument is a re-recording of instrument recorded under Recording Number 9311170249.

5.           Terms and provisions of franchise granted by Ordinance No. 94-1 and 95-136:
          Grantor:                 Pierce County
          Grantee:                Tenaska Washington Partners II, L.P.
                  Purpose:                               To locate electric lines on certain rights of way
          Area Affected:             Parcel H
                  Recorded:                             June 6, 1994 and May 8, 1996
          Recording Number:         9406060135 and 9605080126

6.           Terms and provisions contained in grant of easement:
      Grantor:             Port of Tacoma
      Grantee:             Northwest Pipeline Corporation
      Area Affected:       Parcel J
      Recorded:              December 13, 1994
      Recording Number:    9412130093

Assignment of said easement and the provisions thereof:

      Recorded:         February 19, 1998
      Recording Number:    9802190260
      Assignee:            Tenaska Washington Partners II, L.P.

7.  Exceptions and reservations contained in deed from the State of Washington, whereby the grantor excepts and reserves all oil, gases, coal, ores, minerals, fossils, etc., and the right of entry for opening, developing and working the same and providing that such rights shall not be exercised until provision has been made for full payment of all damages sustained by reason of such entry.

8.            Right of State of Washington or its successors, subject to payment of compensation therefore, to acquire rights of way for private railroads, skid roads, flumes, canals, water courses or other easements for transporting and moving timber, stone, minerals and other products from this and other property, as reserved in the deed from the State of Washington.

9.   Restrictions contained in deed from the Port of Tacoma:

Recorded:          July 8, 1994
Recording Number:    9407080167

Said restrictions were amended by Restricted Use Agreement and Restatement of Conditions, Covenants and Restrictions recorded February 12, 1998, under Recording Number 9802120668.

10.         Agreement and the terms and conditions thereof:
      Between:                            Northwest Pipeline Corporation
      And:                                    Pierce County
                  Recorded:                           August 3, 2001
                  Recording Number:           200108031245
      Regarding:                          Utility installation relative to a power generation facility.
      Affects:                               Includes other property

Note:  The company notes letter dated November 20, 2003, and executed on December 9, 2003 by John W. Ladenburg, Pierce County Executive, provided by the insured herein, which amends the terms of the Declaration of Emergency contained in the above agreement by deleting terms contained in Section 7 of the Declaration of Emergency which purport to limit operation of the facilities to a twenty-month period.

11.           Covenants, Conditions, Restrictions, Dedications, Agreements, Easements, Maintenance Provisions and Notes, as contained in Pierce County Short Plat recorded April 15, 2004, under Recording Number 200404145008.

12.         Reciprocal Easements Agreement, and the terms and conditions thereof:
      Between:             Frederickson Power L.P.
      And:                 Clover Creek Power L.P.
      Recorded:             April 29, 2004
      Recording Number:      200404290031

13.         Joint Ownership Agreement and the terms and conditions thereof:
      Between:        Puget Sound Energy, Inc.
      And:           Frederickson Power L.P.
      Disclosed By:           Quit Claim Deed dated April 26, 2004
      Recorded:                   April 29, 2004
      Recording Number:       200404290789

14.         Agreement and the terms and conditions thereof:
      Between:           Frederickson Power L.P., Clover Creek Power L.P.
      And:              Puget Sound Energy, Inc.
      Recorded:          April 29, 2004
      Recording Number:    200404290790
      Regarding:                     Shared services, cooperation and indemnification agreement.
      Affects:                         Parcel A and other property

15. Right, title and interest of Frederickson Power L.P. as owner of an undivided 50.15% interest as tenant in common in the real property described as Parcels A, B, C, D, E, F, H, K, and L in Schedule A, and as owner of an undivided 23.65% interest as tenant in common in the real property described as Parcel J in Schedule A.
      Disclosed By:                       Quit Claim Deed dated April 26, 2004
      Recorded:                      April 29, 2004
      Recording Number:          200404290029

16.          Right, title and interest of Clover Creek Power L.P. in the real property described as Parcels B, E, F, and H in Schedule A.
      Disclosed By:                      Quit Claim Deed dated April 26, 2004
      Recorded:               April 29, 2004
      Recording Number:         200404290030

17. Right, title and interest of Clover Creek Power L.P. as owner of an undivided 52.85% interest as tenant in common in the real property described as Parcel J in Schedule A.
      Disclosed By:                     Quit Claim Deed dated April 26, 2004
      Recorded:                   April 29, 2004
      Recording Number:        200404290030

Deed From:	Frederickson Power L.P. Clover Creek Power L.P.
Deed Records Auditors File No.	200404290029 200404290030 200404290789 200404290790
Assessor’s Tax Parcel ID#	03-19-36-8-009

PIERCE COUNTY

Section:	33
Township:	19 North
Range:	04 East, W.M.
Description:
Commencing at the Northeast corner of Section 33, Township 19 North, Range 4 East, W.M., Pierce County, Washington:
Thence North 89°47'06" West along the North line of said Section, a distance of 1375.00 feet;
Thence South 00°32'03" West 30.00 feet to the Point of Beginning;
Thence continuing South 00°32'03" West 454.81 feet;
Thence South 57°55'46" West 112.59 feet;
Thence South 63°45'39" West 95.37 feet;
Thence North 00°32'03" East 378.63 feet;
Thence South 89°27'57" East 115.00 feet;
Thence North 00°32'03" East 179.53 feet
Thence South 89°47'06" East 65.00 feet to the Point of Beginning.

Situate in the County of Pierce, State of Washington.

Exhibit ‘B’

Commencing at the Northeast corner of Section 33, Township 19 North, Range 4 East, W.M., Pierce County, Washington; thence North 89°47'06" West along the North line of said Section, a distance of 1375.00 feet; thence South 00°32'03" West 484.81 feet to the Point of Beginning thence continuing South 00°32'03" West 83.34 feet thence South 70°18'23" West 432.85 feet to a point on the Northerly boundary of the rim as shown on the plat thereof recorded under Auditor’s Recording Number 9903305006; thence North 75°37'22" West, along said Northerly boundary 884.80 feet to a point on a non-tangent curve on the Easterly margin of Gem Heights Drive East right-of-way, said curve having a radius of 1040.00 feet and to which point a radial bears South 75°37'22" East; thence Northerly and counterclockwise along the arc of said curve through a central angle of 13°49'41" for a distance of 251.00 feet thence North 00°32'57" East 185.78 feet to the beginning of a curve having a radius of 20.00 feet; thence Northeasterly and clockwise along the arc of said curve through a central angle of 89°39'57" for a distance of 31.30 feet to a point on the Southerly margin of 176th Street East right-of-way; thence South 89°47'06" East along said right-of-way 390.38 feet; thence 00°12'54" East 15.00 feet; thence South 89°47'06" East 759.83 feet; thence South 00°32'03" West 1179.45 feet; thence North 89°27'57" West 115.00 feet; thence South 00°32'03" West 378.63 feet; thence North 63°45'39" East 95.37 feet; thence North 63°45'39" East 95.357 feet; thence North 57°55'46" East 112.59 to the Point of Beginning.

Exhibit ‘C’

Commencing at the Northeast corner of Section 33, Township 19 North, Range 4 East, W.M. Pierce County, Washington; thence North 89°47'06" West along the North line of said Section, a distance of 1375.00 feet; thence South 00°32'03" West 30.00 feet to the Point of Beginning; thence continuing South 00°32'03" West 179.81 feet; thence North 89°27'57" West 65.00 feet; thence North 00°32'03" East 179.45 feet; thence South 89°47'06" East 65.00 feet to the point of beginning.

Special Exceptions:

1.  General Taxes: first half delinquent May 1, second half delinquent November 1:
  Year:                                     2004
  Amount Billed:                  $3,629.17
  Amount Paid:                    $1,814.58
  Amount Due:                    $1,814.59
  Tax Account Number:               04-19-33-1- 006
  Levy Code:                             220
  Assessed Value-Land:           $250,800.00
  Assessed Value-Improvements:  $0.00
  Affects:                                 This and  other  property

2. Right to Construct and Maintain Necessary Cut and Fill Slopes and Culverts, where the same may extend beyond the limits of the existing right of way along the North line of the West three-fourths of Section 33, and along the South line of Section 28, not to exceed 5 feet, as granted to Pierce County by instrument recorded April 7, 1960 under Auditor’s No. 1885103.

3. Concomitant Agreement setting forth covenants, conditions, obligations and restrictions relating to the use and development of said premises:
     Recorded:                                         December 8, 1997
     Recording Number:                         9712080531

4. Concomitant Agreement setting forth covenants, conditions, obligations and restrictions relating to the use and development of said premises:
     Recorded:                               December 30, 1996
     Recording Number:                   9612300313

5. Easement recorded under Recording Number 200101230184, and the terms and conditions thereof:
     Purpose:                                 Right of entry for  inspection  and  construction in  association with site  development, and                                                  incidental purposes
     In Favor Of:                             Pierce County
     Affects:                                  Portion of said  premises

6. Perpetual Reciprocal Easement and Maintenance Agreement and terms and provisions thereof, granting reciprocal easements for sewer structures and setting forth maintenance obligations:
     Recorded:                               August 17, 2000
     Recording Number:                   200008170591

     Said instrument is a re-recording of instrument recorded under Recording Number 9911240713.

7. Commercial/Industrial Agreement to maintain stormwater facilities and to implement a Pollution Source Control Plan (representative), and the terms and conditions thereof:
     Between:                                Silver Creek Commercial LLC,  a Washington limited liability  company
     And:                                     Pierce County
     Recorded:                              July 2, 2001
     Recording Number:                  200107020149

8. Easement recorded under Recording Number 200105230874, and the terms and conditions thereof:
     Purpose:                               Drainage and incidental  purposes
     In Favor Of:                           Silver Creek Commercial LLC,  a Washington limited liability  company
     Affects:                                Portion of said premises

9. Easement and the terms and conditions thereof:
     Purpose:                              Ingress and egress for  maintenance and service  vehicles
     Recorded:                            may 20, 2004
     Recording Number:                200405201325

Deed From:	Silver Creek Commercial LLC, a Washington limited liability company
Deed Records Auditors File No.	200405201325
Assessor’s Tax Parcel ID#	Portion of 041933-1-006

THURSTON COUNTY

Description:
Tract A of Seattle Estates as recorded December 5, 2003 under Auditor’s File Nos. 3601752 and 3601753.

In the County of Thurston, State of Washington.

Subject to:

1. Mitigation Agreement including the terms and conditions thereof:
       Recorded:        November 27, 2002
       Auditor’s File No.:       3482046
       Between:                   Robert A. Bussey Investments, Inc., Carl Teitge
       And:                         Rainier School District No. 307
       Note:                                Said agreement provides for fee of $650.00 for each single family dwelling unit to be paid prior to  issuance of building permit.

2. Reservation of all coal, oil, gas and mineral rights and rights to explore for the same contained in deed from Weyerhaeuser Timber Company.
        Recorded:                 March 28, 1994
        Auditor’s File No.:      9403280238

3. Easement for the right to make necessary slopes for cuts or fills upon said property in the reasonable original grading of streets, avenues, alleys and roads, as dedicated in the plat.

4 Easement contained on the face of the plat as granted for electric, telephone, gas and utility services and the terms and conditions thereof affecting the herein noted distance of the exterior lot lines:
Affects:         Front 10 feet

Deed From:	City of Rainer, Washington
Deed Records Auditors File No.	3695772
Assessor’s Tax Parcel ID#	73020100000

ARTICLE ONE

MISCELLANEOUS

SECTION 1.01

This Eighty-Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein.

SECTION 1.02

The Trustee has accepted the amendment of the Indenture effected by this Eighty-Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Eighty-Second Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 1.03

The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the Eighty-Second Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 1.04

This Eighty-Second Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 1.05

Although this Eighty-Second Supplemental Indenture is dated for convenience and for the purpose of reference as of April 27, 2005, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Eighty-Second Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer or Assistant Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, all on April ___, 2005, but as of the day and year first above written.

PUGET SOUND ENERGY, INC.

By /s/ James W. Eldredge
James W. Eldredge
Vice President Corporate Secretary,
Controller, and Chief Accounting Officer

Attest:

/s/ Michael J. Stranik
Michael J. Stranik
Assistant Corporate Secretary
and Assistant Controller

STATE OF WASHINGTON )
            ) ss:
COUNTY OF KING                 )

On this ______ day of ______________, 2005, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared James W. Eldredge, to me known to be the Vice President Corporate Secretary, Controller, and Chief Accounting Officer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and they acknowledged to me that they signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

____________________________________
Notary Name:
Notary Public in and for the State of
____________, residing at ________________.
My commission expires ____________.

STATE OF WASHINGTON )
            ) ss:
COUNTY OF KING                 )

On this ______ day of ______________, 2005, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Michael J. Stranik, to me known to be the Assistant Corporate Secretary and Assistant Controller of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and they acknowledged to me that they signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

____________________________________
Notary Name:
Notary Public in and for the State of
____________, residing at ________________.
My commission expires ____________.